UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2011

Evolution Petroleum Corporation

(Exact name of registrant as specified in its charter)

001-32942

(Commission File Number)

Nevada	41-1781991
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2500 City West Blvd., Suite 1300, Houston, Texas 77042

(Address of Principal Executive Offices)

(713) 935-0122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

Evolution Petroleum Corporation (the “Company”) issued a press release on August 3, 2011 disclosing that it received formal notice that the U.S. Patent and Trade Office intends to issue a patent on the Company’s artificial lift technology upon timely payment of the requisite publication and filing fees.  Accordingly, the Company has remitted the payment that should trigger issuance of the patent and it expects the formal patent to be issued within the next business quarter.  The artificial lift technology being patented was conceived by the Company’s Vice President of Operations prior to his employment with the Company and is designed to extend the life of horizontal wells with oil or associated water production.  The technology has been assigned to the Company in exchange for a usage fee in accordance with the terms of a Technology Assignment Agreement.  The Company has successfully installed the technology in several of its wholly owned wells and is in discussions to install and demonstrate the technology in wells owned by other companies.  The Technology Assignment Agreement is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.      Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Technology Assignment Agreement dated August 2, 2011 by and between Evolution Petroleum Corporation and Daryl Mazzanti.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation
(Registrant)

Dated: August 10, 2011	By:	/s/Sterling H. McDonald
	Name:	Sterling H. McDonald
	Title:	Vice President, Chief Financial Officer and Treasurer

S-1

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Technology Assignment Agreement dated August 2, 2011 by and between Evolution Petroleum Corporation and Daryl Mazzanti.

E-1